UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

ROFIN-SINAR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 455-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Rofin-Sinar Technologies Inc. (the “Company”) welcomes the input of stockholders and is committed to establishing the most appropriate governance structure to support the creation of long-term stockholder value. The Company’s board of directors (the “Board”) regularly reviews the Company’s corporate governance structure and, following discussions with the Company’s stockholders, the Board has taken a number of important steps to enhance our governance. These steps include implementing a majority voting standard and director resignation policy in uncontested elections of directors and conducting advisory votes on declassification of the Board and elimination of the supermajority vote requirement at this year’s annual meeting of stockholders.

The decision to conduct advisory votes on declassification of the Board and elimination of the supermajority vote requirement, without including a recommendation from the Board, was to ensure we received clear stockholder feedback, uninfluenced by the Board. Following the publication of our proxy statement and after discussions with many of our stockholders, the Board recognizes that there is currently a strong desire among many of our stockholders for accelerated change in governance practices. The Board is committed to being responsive to our stockholders.

As a result, on March 14, 2016, the Board determined that it will present the following four corporate governance proposals for a binding vote at the Company’s annual meeting of stockholders to be held in 2017 and will recommend that stockholders vote for adoption of these proposals:

•	declassify the Board, such that each director will be elected to a one-year term rather than the staggered three-year terms currently provided in the Certificate of Incorporation;

•	eliminate supermajority voting requirements in the Company’s Certificate of Incorporation and By-laws;

•	permit stockholder action by written consent; and

•	give holders of not less than 25% of the Company’s common stock the right to call a special meeting of stockholders.

The proposals including the proposed amendments to the Company’s Certificate of Incorporation and By-laws will be described in more detail in proxy materials to be furnished to stockholders in connection the Company’s annual meeting of stockholders to be held in 2017.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

Date:	March 14, 2016	By:	/s/ Cindy Denis
Cindy Denis
Secretary